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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

        I, Michael R. Stone, constitute and appoint Stephen H. Clark and David
P. Tomick, and either of them, with full power to act without the other, my true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of SpectraSite Holdings, Inc., File Number 333-41022, and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statement filed pursuant to Rule 462(b) or Rule 462(d) under the Securities Act of 1933, as amended), and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully and to all intents and purposes as I might or could do in person, and hereby ratify and confirm all that said attorneys-in-fact, or either of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.



        /s/ Michael R. Stone                             July 13, 2000
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            Michael R. Stone